                                                                     EXHIBIT 1.1


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                          PROVINCE HEALTHCARE COMPANY


                            (a Delaware corporation)


                   7 1/2% Senior Subordinated Notes due 2013





                               PURCHASE AGREEMENT













Dated:  May 21, 2003

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


                                Table of Contents

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
SECTION 1. Representations and Warranties by the Company..........................................2
         (a)  Representations and Warranties......................................................2
                  (i) Compliance with Registration Requirements...................................2
                  (ii) Incorporated Documents.....................................................3
                  (iii) Independent Accountants...................................................3
                  (iv) The Financial Statements...................................................3
                  (v) No Material Adverse Change in Business......................................4
                  (vi) Good Standing of the Company...............................................4
                  (vii) Corporate Subsidiaries....................................................4
                  (viii) Partnerships.............................................................5
                  (ix) Limited Liability Companies................................................5
                  (x) Actions of Subsidiaries.....................................................6
                  (xi) Capitalization; Authorization of Conversion Shares.........................6
                  (xii) Authorization of Agreement................................................6
                  (xiii) Authorization of the Indenture...........................................6
                  (xiv) Authorization of the Notes................................................7
                  (xv) Description of the Notes and the Indenture.................................7
                  (xvi) Absence of Defaults and Conflicts.........................................7
                  (xvii) Absence of Labor Dispute.................................................8
                  (xviii) Absence of Proceedings..................................................8
                  (xix) Possession of Intellectual Property.......................................8
                  (xx) Absence of Further Requirements............................................8
                  (xxi) Possession of Licenses and Permits........................................8
                  (xxii) Accounts Receivable......................................................9
                  (xxiii) Actions with Respect to Medicare and Medicaid...........................9
                  (xxiv) Regulatory Filings.......................................................10
                  (xxv) Title to Property.........................................................10
                  (xxvi) Investment Company Act...................................................11
                  (xxvii) Environmental Laws......................................................11
                  (xxviii) Insurance..............................................................11
                  (xxix) Internal Accounting Controls.............................................11
                  (xxx) Solvency..................................................................12
                  (xxxi) No Event of Default Under Senior Indebtedness............................12
                  (xxxii) Affiliates..............................................................12
         (b) Officer's Certificates...............................................................12

SECTION 2. Sale and Delivery to Underwriters; Closing.............................................12
         (a)  Sale of the Notes...................................................................12
         (b) Payment..............................................................................12
         (c) Denominations; Registration..........................................................13
         (d) Appointment of Qualified Independent Underwriter.....................................13

SECTION 3. Covenants of the Company...............................................................13
         (a) Prospectus Supplement; Delivery of Prospectus........................................13

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         (b) Continued Compliance with Securities Laws............................................13
         (c) Reporting Requirements...............................................................14
         (d) Filing of Amendments.................................................................14
         (e) Notice Upon Effectiveness; Commission Requests.......................................14
         (f) Delivery of the Registration Statement...............................................14
         (g) Blue Sky Qualification of Notes for Offer and Sale...................................15
         (h) Rule 158.............................................................................15
         (i) Rating of Notes......................................................................15
         (j) DTC..................................................................................15
         (k) Use of Proceeds......................................................................15
         (l) Investment Company Act...............................................................15
         (m) No Stabilization or Manipulation.....................................................15
         (n) Restrictions on Debt Securities of the Company.......................................16

SECTION 4. Payment of Expenses....................................................................16
         (a) Expenses.............................................................................16
         (b) Termination of Agreement.............................................................16

SECTION 5. Conditions of Underwriters' Obligations................................................17
         (a) Effectiveness and Accuracy of Registration Statement.................................17
         (b) Opinion of Counsel for Company.......................................................17
         (c) Opinion of Counsel for Underwriters..................................................17
         (d) Officers' Certificate................................................................17
         (e) Accountants' Comfort Letter..........................................................18
         (f) Bring-down Comfort Letter............................................................18
         (g) Maintenance of Rating................................................................18
         (h) Indenture............................................................................18
         (i) Senior Credit Agreement Waiver.......................................................18
         (j) Additional Documents.................................................................18
         (k) Termination of Agreement.............................................................18

SECTION 6. Indemnification........................................................................19
         (a) Indemnification of Underwriters......................................................19
         (b) Indemnification of Company, Directors and Officers...................................20
         (c) Actions Against Parties; Notification................................................20
         (d) Settlement Without Consent if Failure to Reimburse...................................21

SECTION 7. Contribution...........................................................................22

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.........................22

SECTION 9. Termination of Agreement...............................................................23
         (a)  Termination; General................................................................23
         (b) Liabilities..........................................................................23

SECTION 10. Default by One or More of the Underwriters............................................23

SECTION 11. Notices...............................................................................24

SECTION 12. Parties...............................................................................24

SECTION 13. GOVERNING LAW AND TIME................................................................24


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
SECTION 14. Effect of Headings....................................................................24

SECTION 15. Counterparts..........................................................................24


SCHEDULES
         Schedule A - List of Underwriters..................................................Sch A-1
         Schedule B - List of Subsidiaries..................................................Sch B-1

EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel.......................................A-1

                           PROVINCE HEALTHCARE COMPANY
                            (a Delaware corporation)
                                  $200,000,000
                    7 1/2% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

                                                                    May 21, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Wachovia Securities, Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.
SunTrust Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
         North Tower
         World Financial Center
         New York, New York  10281-1209

Ladies and Gentlemen:

                  Province Healthcare Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Wachovia Securities, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., SunTrust Capital Markets, Inc. and U.S. Bancorp Piper Jaffray Inc. (the "Underwriters") with respect to the issue and sale by the Company and the purchase by the Underwriters of $200,000,000 aggregate principal amount of the Company's 7 1/2% Senior Subordinated Notes due 2013 (the "Notes"). The Notes are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A hereto opposite the name of such Underwriter. The Notes are to be issued pursuant to an indenture dated as of May 27, 2003, as supplemented by a supplemental indenture dated as of May 27, 2003 (together, the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-86578). The registration statement includes a prospectus relating to shares of common stock, par value $0.01 per share, and debt securities of the Company and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to the registration statement. The registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Notes, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, and as amended or supplemented after such date, is herein referred to as the "Prospectus Supplement." Such registration statement as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the base prospectus included in the Registration Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is included or incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties by the Company. (a) Representations and Warranties. The Company represents and warrants to the Underwriters, as of the date hereof and as of the Delivery Date referred to in
Section 2(b) hereof, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act, the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Delivery Date (as hereinafter defined), (A) the

         Registration Statement and any amendments and supplements thereto comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, (B) neither the Registration Statement nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of or relating to any Underwriter, directly or through Merrill Lynch, expressly for use in the Registration Statement or the Prospectus.

                  Each Prospectus and Prospectus Supplement filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each Prospectus and Prospectus Supplement delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, for so long as the Prospectus shall be required to be delivered in connection with sales of Notes hereunder, will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) The Financial Statements. The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as of the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles (GAAP) applied on a consistent basis during the periods involved. The supporting schedules, if any, included in the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected historical financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below), considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries (as defined below), considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class if its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Corporate Subsidiaries. All of the consolidated corporations, partnerships (including, without limitation, general, limited and limited liability partnerships) and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Schedule B to this Agreement (collectively, the "Subsidiaries"). Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive or similar rights, and, except as set forth on Schedule B, are owned by the Company directly, or indirectly through one of its Subsidiaries, free and clear of all security interests, liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Corporate Subsidiary are outstanding.

                  (viii) Partnerships. Each Subsidiary that is a partnership (a "Partnership") has been duly organized, is validly existing as a partnership in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Partnership is duly qualified and in good standing as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in Schedule B, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Partnership are outstanding. Each partnership agreement pursuant to which the Company or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                  (ix) Limited Liability Companies. Each Subsidiary that is a limited liability company (an "LLC") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each LLC is duly qualified and in good standing as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The capital contributions with respect to the outstanding membership interests of each LLC have been made to each such LLC. All outstanding membership interests in the LLCs were issued and sold in compliance with the applicable operating agreements of such LLCs and all applicable federal and state securities laws, and, except as set forth in Schedule B, the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                  (x) Actions of Subsidiaries. Except to the extent disclosed in the Prospectus, each of the hospitals described in the Prospectus as owned or leased by the Company is owned or leased and operated by a Subsidiary in which the Company directly or indirectly owns at least 80% of the outstanding ownership interests. Except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary (A) to pay any dividends or make any distributions on such Corporate Subsidiary's capital stock, such Partnership's partnership interests or such LLC's membership interests or to pay any indebtedness owed to the Company or any other Subsidiary, (B) to make any loans or advances to, or investments in, the Company or any other Subsidiary or (C) to transfer any of its property or assets to the Company or any other Subsidiary.

                  (xi) Capitalization; Authorization of Conversion Shares. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xiii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as
         (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws of equity affecting enforcement of creditors' rights generally and (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xiv) Authorization of the Notes. The Notes have been duly authorized and, at the Delivery Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xv) Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be substantially in the respective forms previously delivered to the Underwriters.

                  (xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary. No event has occurred nor has any circumstance arisen which, had the Notes been issued on any given Delivery Date, would constitute an Event of Default (as such term is defined in the Indenture).

                  (xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xviii) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties or assets of the Company or any Subsidiary, such that it might reasonably be expected to result in a Material Adverse Effect, or which might be expected to affect the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder; the resolution of pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, when considered together, could not reasonably be expected to result in a Material Adverse Effect.

                  (xix) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material Adverse Effect.

                  (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement and the Indenture by the Company, except such as have been already obtained.

                  (xxi) Possession of Licenses and Permits. Each of the Company and its Subsidiaries have operated and currently operates its business in compliance with the requirements of all laws, rules, regulations and orders applicable to the Company or such Subsidiaries or their business, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries holds all certificates, consents, exemptions, orders, licenses, authorizations, accreditations, permits or other approvals or rights from all governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals (collectively, "Permits") which are necessary to own their properties and to conduct its business, including, without limitation, such Permits as are required (i) under such federal and state healthcare laws as are applicable to the Company and its Subsidiaries and (ii) with respect to those facilities operated by the Company or any Subsidiary of the Company that participate in Medicare and/or Medicaid, to receive reimbursement thereunder, except for such failures to have Permits which would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as to such qualifications as may be set forth in the Prospectus and except for such failures which would not, individually or in the aggregate, result in a Material Adverse Effect. During the period for which financial statements are included in the Prospectus, denials by third-party payors of claims for reimbursement for services rendered by the Company or any Subsidiary have not had a Material Adverse Effect, and any such denials are either under appeal or the Company or such Subsidiary has ceased seeking reimbursement for the services or supplies to which they relate.

                  (xxii) Accounts Receivable. The accounts receivable of the Company and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third-party payors, such as Medicare, Medicaid, Medical, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third-party payors. The accounts receivable relating to such third-party payors do not and shall not exceed amounts the Company and its Subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement policies of third-party payors and normal discounts in the ordinary course of business.

                  (xxiii) Actions with Respect to Medicare and Medicaid. None of the Company, its Subsidiaries or any of their respective officers or directors or, to the knowledge of the Company, any employee or other agent of the Company or its Subsidiaries or any stockholder of any Subsidiary has engaged on behalf of the Company or its Subsidiaries in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties) or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); provided, however, that it is agreed and understood that (x) from time to time the Company settles, without admitting liability, claims made by governmental authorities which allege conduct which may be deemed to violate clause (A) or (B) above;
         (y) such settlements have not, individually or in the aggregate, resulted in a Material Adverse Effect; and (z) such claims and settlements do not constitute a breach of the representations and warranties contained in this paragraph (xxii).

                  (xxiv) Regulatory Filings. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all such filings or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

                  (xxv) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus (including, without limitation, liens of the senior lenders pursuant to the Third Amended and Restated Senior Credit Agreement, dated as of November 13, 2001, between the Company and the other parties thereto, (as the same has been amended or otherwise modified from time to time)) or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxvi) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxvii) Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of medical waste, such as pharmaceuticals, biological materials and disposable medical instruments, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxviii) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies engaged in the same or similar businesses, and all such insurance is in full force and effect.

                  (xxix) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and
         (d) the recorded accountability for
         assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxx) Solvency. The Company is, and immediately after the Delivery Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

                  (xxxi) No Event of Default Under Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture), other than those that have been waived under the Third Amended and Restated Senior Credit Agreement, dated November 13, 2001 (as the same has been amended or otherwise modified).

                  (xxxii) Affiliates. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing. (a) Sale of the Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provision of
Section 10 hereof.

                  (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on May 27, 2003 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Delivery Date").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Delivery Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (c) Denominations; Registration. Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before such Delivery Date. The certificates representing the Notes shall be registered in the name of Cede & Co. and shall be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. on the last business day prior to such Delivery Date.

                  (d) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Citigroup Global Markets Inc. as, and Citigroup Global Markets Inc. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Notes. Citigroup Global Markets Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Prospectus Supplement; Delivery of Prospectus. Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount at maturity of the Notes and their terms, the name of each Underwriter participating in the offering and the principal amount at maturity of the Notes that each severally and not jointly has agreed to purchase, the price at which the Notes are to be purchased by the Underwriters from the Company, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Notes. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus as they shall reasonably request.

                  (b) Continued Compliance with Securities Laws. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration

Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (c) Reporting Requirements. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, the Company will, subject to Section 3(d) hereof, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

                  (d) Filing of Amendments. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, the Company will inform the Underwriters of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish the Underwriters with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (e) Notice Upon Effectiveness; Commission Requests. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus,
(iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f) Delivery of the Registration Statement. The Company has furnished or will furnish to the Underwriters, without charge, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes) and signed copies of all consents and certificates of experts, as the Underwriters may reasonably request, and has furnished or will furnish to each of the Underwriters one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (g) Blue Sky Qualification of Notes for Offer and Sale. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and will maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above to continue such qualification in effect for a period of not less than one year from the date hereof. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may request.

                  (h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (i) Rating of Notes. The Company shall take all reasonable action necessary to enable Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") to provide their respective credit ratings of the Notes issued by the Company.

                  (j) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

                  (k) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (l) Investment Company Act. The Company will take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

                  (m) No Stabilization or Manipulation. None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

                  (n) Restrictions on Debt Securities of the Company. During a period of 90 days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any debt securities of the Company or any securities convertible into or exchangeable or exercisable for or repayable with debt securities of the Company or file any registration statement under the 1933 Act with respect thereto; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the debt securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Notes to be sold hereunder.

                  SECTION 4. Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the Notes and the Indenture, including (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any documents incorporated therein by reference), as originally filed and as amended, and the Prospectus and any amendments or supplements thereto and the cost of furnishing copies thereof, in accordance with Section 3 of this Agreement, to the Underwriters, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes,
(iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(g) hereof and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey,
(vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) any fees payable in connection with the rating of the Notes and (viii) the fees and expenses of the Independent Underwriter.

                  (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Notes that they have respectively agreed to purchase pursuant to the terms hereof are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof and to the performance by the Company of its covenants and other obligations hereunder:

                  (a) Effectiveness and Accuracy of Registration Statement. At the Delivery Date, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and (ii) there shall not have come to the Underwriters' attention any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances existing at such time, not misleading.

                  (b) Opinion of Counsel for Company. At the Delivery Date, the Underwriters shall have received the favorable opinion, dated as of the Delivery Date, of Waller Lansden Dortch & Davis, a Professional Limited Liability Company, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) Opinion of Counsel for Underwriters. At the Delivery Date, the Underwriters shall have received the favorable opinion, dated as of the Delivery Date, of Shearman & Sterling, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At the Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Delivery Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Delivery Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date.

                  (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

                  (f) Bring-down Comfort Letter. At the Delivery Date, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Delivery Date, to the effect that it reaffirms the statements made in the letters furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Delivery Date.

                  (g) Maintenance of Rating. At the Delivery Date, the Notes shall be rated at least B- by S&P and B3 by Moody's, and the Company shall have delivered to the Underwriters a letter, dated the Delivery Date, from such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

                  (h) Indenture. The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (i) Senior Credit Agreement Waiver. At the Delivery Date, the Underwriters shall have received from the Company a copy of the waiver of certain of the Company's obligations under the Third Amended and Restated Senior Credit Agreement, dated November 13, 2001 (as the same has been amended or otherwise modified), executed by the Company and the other parties thereto.

                  (j) Additional Documents. At the Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Delivery Date, and such termination shall be without liability of any party to any other party except as provided in

Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (y) this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased the Notes, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the 1933 Act and the 1933 Act

Regulations, unless such failure is the result of noncompliance by the Company with Section 3(a) hereof.

                  (2) In addition to and without limitation of the Company's obligation to indemnify Citigroup Global Markets Inc. as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Notes provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection 6(a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters bear to the aggregate initial offering price of the Notes.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that Citigroup Global Markets Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Notes.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

                  SECTION 9. Termination of Agreement. (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), except as otherwise stated therein, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Delivery Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), Merrill Lynch shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Delivery Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Sarang Gadkari ; notices to the Company shall be directed to it at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, attention of Howard T. Wall III, Esq.

                  SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   PROVINCE HEALTHCARE COMPANY


                                   By:     /s/ Christopher T. Hannon
                                         ---------------------------------------
                                         Name:  Christopher T. Hannon
                                         Title: Senior Vice President and Chief
                                                Financial Officer



CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED
WACHOVIA SECURITIES, INC.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
SUNTRUST CAPITAL MARKETS, INC.
U.S. BANCORP PIPER JAFFRAY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:     /s/ James D. Forbes
      ---------------------------------------
      Authorized Signatory

                                   SCHEDULE A


                                                                  Principal
                                                                  Amount of
         Name of Underwriter                                         Notes
         -------------------                                         -----
Merrill Lynch, Pierce, Fenner & Smith Incorporated ....          $ 88,125,000
Wachovia Securities, Inc. .............................            63,125,000
Banc of America Securities LLC ........................            28,125,000
Citigroup Global Markets Inc. .........................            13,125,000
SunTrust Capital Markets, Inc. ........................             3,750,000
U.S. Bancorp Piper Jaffray Inc. .......................             3,750,000
                                                                 ============

Total .................................................           200,000,000
                                                                 ============

                                   SCHEDULE B

                              List of Subsidiaries*



Brim Healthcare, Inc.
Brim Hospitals, Inc.
Care Health Company, Inc.
Mexia Principal Healthcare Limited Partnership
Mexia-Principal, Inc.
Outpatient Services, Inc.
Palestine-Principal G.P., Inc.
Palestine-Principal Healthcare Limited Partnership
PHC-Ashland, L.P.
PHC-Aviation, Inc.
PHC-Belle Glade, Inc.
PHC-Charlestown, LP
PHC-Cleveland, Inc.
PHC-Doctors' Hospital, Inc.
PHC-Elko, Inc.
PHC-Eunice, Inc.
PHC-Fort Mohave, Inc.
PHC Hospitals, LLC
PHC-Indiana, Inc.
PHC-Jasper, Inc.
PHC-Knox, Inc.
PHC-Lake Havasu, Inc.
PHC-Lakewood, Inc.
PHC-Los Alamos, Inc.
PHC-Louisiana, Inc.
PHC-Martinsville, Inc.
PHC-Minden G.P., Inc.
PHC-Minden, L.P.
PHC-Morgan City, L.P.
PHC-Morgan Lake, Inc.

PHC-Opelousas, L.P.
PHC-Palestine, Inc.
PHC-Tennessee, Inc.
PRHC-Alabama, LLC
PRHC-Ennis G.P., Inc.
PRHC-Ennis, L.P.
Principal Hospital Company of Nevada, Inc.
Principal Knox, L.L.C.
Principal Knox, L.P.
Principal-Needles, Inc.
Vaughan Regional Medical Center, LLC
-----------------------------

* Province Healthcare Company and each of its Subsidiaries have pledged their respective equity interests in the Subsidiaries listed above as security for the obligations under the Third Amended and Restated Senior Credit Agreement, dated November 13, 2001 (as the same has been amended or otherwise modified), between the Company and the other parties thereto.

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Notes.

                  (iii) The Company is duly qualified as a foreign corporation in the States of Oregon and Tennessee, is active on the records of the Corporation Division of the State of Oregon and is validly existing in the State of Tennessee.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (vi) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization (including, without limitation, all laws relating to fraudulent transfers), moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

                  (vii) The statements in the Prospectus, including the information under the caption "Description of Debt Securities" in the base prospectus and the information under the caption "Description of Notes in the Prospectus Supplement," insofar as they summarize certain provisions of the Notes and the Indenture are accurate in all material respects.

                  (viii) Each of the Corporate Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; each of the Corporate Subsidiaries is duly qualified to transact business as a foreign corporation and in good standing in the state(s) set forth opposite the name of such Corporate Subsidiary on Schedule A hereto; the outstanding shares of capital stock of each of the Corporate Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company or a Corporate Subsidiary; and, to the best of our knowledge and except as set forth on Schedule A hereto, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Corporate Subsidiaries are outstanding.

                  (ix) Each of the Partnerships has been duly organized and is an existing partnership in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to conduct its business; each of the Partnerships is in good standing as a foreign partnership in the state(s) set forth opposite the name of such Partnership on Schedule B hereto, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, to the best of our knowledge and except as set forth on Schedule B hereto, the partnership interests in the Partnerships held directly or indirectly by the Company are free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the Partnerships are outstanding.

                  (x) Each of the LLCs has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to conduct its business; each of the LLCs is in good standing as a foreign limited liability company in the state(s) set forth opposite the name of such LLC on Schedule C hereto, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, to the best of our knowledge and except as set forth on Schedule C hereto, the membership interests in the LLCs held directly or indirectly by the Company are free and clear of all

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         security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the LLCs are outstanding.

                  (xi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) The documents incorporated by reference in the Registration Statement (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                  (xiii) To the best of our knowledge and except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Subsidiary or the consummation of the transactions contemplated in the Purchase Agreement, the Indenture or the Notes, or the performance by the Company of its obligations thereunder.

                  (xiv) The information contained in or most recently incorporated by reference in the Prospectus Supplement under "Risk Factors--If government programs reduce the payments we receive as reimbursement for our services, our revenues may decline," "Risk Factors--If we fail to comply with regulations regarding licenses, ownership and operation, we could impair our ability to operate or expand our operations in any state," "Risk Factors--We are subject to extensive governmental regulation regarding conduct of our operations and our relationships with physicians. If we fail to comply with these regulations, we could suffer penalties or be required to make significant changes to our operations," "Risk Factors--There are heightened coordinated civil and criminal enforcement efforts by federal and state government agencies relating to the health care industry. We may become the subject of an investigation in the future," "Risk Factors--We have a concentration of revenue in Texas and Arizona, which makes us particularly sensitive to regulatory and economic changes in those states," "Risk Factors--Our California hospitals must comply with California seismic standards which may require us to make significant capital expenditures," "Business--Properties," "Government Reimbursement," "Health Care Regulation and Licensing," "Certain United States Federal Income Tax Considerations" and "Description of the Notes," and the information contained in the base prospectus under the caption "Description of Common Stock" to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xvi) All descriptions in the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects.

                  (xvii) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its certificate of incorporation or by-laws or other organizational documents and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus or incorporated by reference in the Prospectus.

                  (xviii) The Company and each of its Subsidiaries have all necessary Permits (except where the failure to have such Permits, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial condition of the Company and the Subsidiaries taken as a whole) to own their respective properties and to conduct their respective businesses as now being conducted, and as described in the Prospectus, including, without limitation, such Permits as are required (a) under Health Care Laws and
         (b) with respect to those facilities owned or operated by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder.

                  For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders which are generally applicable to hospitals and health care providers as a group described in the Prospectus under the headings "Risk Factors--If government programs reduce the payments we receive as reimbursement for our services, our revenues may decline," "Risk Factors--If we fail to comply with regulations regarding licenses, ownership and operation, we could impair our ability to operate or expand our operations in any state," "Risk Factors--We are subject to extensive governmental regulation regarding conduct of our operations and our relationships with physicians. If we fail to comply with these regulations, we could suffer penalties or be required to make significant changes to our operations," "Risk Factors--There are heightened coordinated civil and criminal enforcement efforts by federal and state government agencies relating to the health care industry. We may become the subject of an investigation in the future," "Risk Factors--We have a concentration of revenue in Texas and Arizona, which makes us particularly sensitive to regulatory and economic changes in those states," "Risk Factors--Our California hospitals must comply with California seismic standards which may require us to make significant capital expenditures," "Government Reimbursement" and "Healthcare Regulation and Licensing," including, without limitation,
         (i) health care licensure, permit, certificate of need and medical waste requirements, (ii) Titles XVIII, XIX and XXI of the Social Security Act, (iii) the "anti-kickback" statute (as defined in the Prospectus) as amended by the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder,
         (iv) the Stark Laws (as defined in the Prospectus) and the regulations promulgated thereunder, (v) the False Claims Act, (vi) the Health

         Insurance Portability and Accountability Act of 1996 and (vii) published state statutes, rules and regulations available to us concerning matters similar to those covered by clauses (ii) through
         (vi) above.

                  (xx) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required by the National Association of Securities Dealers, Inc. or under the applicable securities or blue sky laws of the various states in which the Notes will be sold, as to which we need express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes.

                  (xxi) The execution, delivery and performance of the Purchase Agreement and the Indenture and the execution, authentication and delivery of the Notes and the consummation of the transactions contemplated in the Purchase Agreement and the Indenture and in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds,") and compliance by the Company with its obligations under the Purchase Agreement and the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

                  (xxii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         No facts have come to our attention that cause us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations of the Company in the Purchase Agreement and certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).